Exhibit 99.1

SAVSU TECHNOLOGIES, INC. FINANCIAL STATEMENTS DECEMBER 31, 2018

C O N T E N T S

Page

INDEPENDENT AUDITORS' REPORT	1 and 2

FINANCIAL STATEMENTS

BALANCE SHEETS	3
STATEMENTS OF OPERATIONS	4
STATEMENTS OF EQUITY	5
STATEMENTS OF CASH FLOWS	6
NOTES TO FINANCIAL STATEMENTS	7 - 13

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders

SAVSU Technologies, Inc.

We have audited the accompanying financial statements of SAVSU Technologies, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibilities for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SAVSU Technologies, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

Other Matter – Subsequent Event

As discussed in Note 1 to the financial statements, in August 2019, BioLife Solutions, Inc. ("BioLife") acquired the remaining ownership interest of SAVSU Technologies, Inc. and SAVSU Technologies, Inc. is now a wholly owned subsidiary of BioLife. Our opinion is not modified with respect to that matter.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

October 23, 2019

SAVSU TECHNOLOGIES, INC.

BALANCE SHEETS

December 31, 2018 and 2017

	2018	2017
ASSETS

Current Assets
Cash	$3,896,002	$8,409
Accounts receivable	190,775	4,667
Prepaid expenses and other current assets	177,362	22,639

Total current assets	4,264,139	35,715

Assets Held for Lease, net	1,470,436	301,068

Property and Equipment, net	520,552	135,604

Intangible Assets, net	2,189,669	2,521,845
Total assets	$8,444,796	$2,994,232

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable	$142,365	$43,576
Due to related parties	755,813	150,103

Total current liabilities	898,178	193,679

Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized no shares issued or outstanding
Common stock, $0.001 par value; 45,000 shares authorized; 15,496 and no shares issued and outstanding at December 31, 2018 and 2017, respectively	15
Additional paid-in capital	16,286,342
Accumulated deficit	(8,739,739)
Members' equity		2,800,553

Total equity	7,546,618	2,800,553

Total liabilities and equity	$8,444,796	$2,994,232

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2018 and 2017

	2018	2017
Revenue	$288,264	$36,245
Cost of revenue	543,973	518,680

Gross margin	(255,709)	(482,435)

Operating Expenses
Research and development	669,694	792,539
General and administrative	764,015	801,959
Sales and marketing	330,613	412,752

Total operating expenses	1,764,322	2,007,250

Net loss	$(2,020,031)	$(2,489,685)

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF EQUITY

For the Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional
	Number		Number		Paid-In	Accumulated	Members'	Total
	of Shares	Amount	of Shares	Amount	Capital	Deficit	Equity	Equity
Balances as of December 31, 2016		$-		$-	$-	$-	$3,152,203	$3,152,203

Capital contribution by member - conversion of intercompany payable to member to equity							2,138,035	2,138,035
Net loss							(2,489,685)	(2,489,685)

Balances as of December 31, 2017							2,800,553	2,800,553

Capital contribution by member - conversion of intercompany payable to member to equity							150,103	150,103
Conversion of SAVSU from limited liability company to a corporation			10,775	11	9,670,353	(6,719,708)	(2,950,656)	-
Common stock issued for cash			4,105	4	5,999,996			6,000,000
Common stock issued in exchange for reduction of intercompany payable to shareholder			616	-	615,993			615,993
Net loss						(2,020,031)		(2,020,031)

Balances as of December 31, 2018	-	$-	15,496	$15	$16,286,342	$(8,739,739)	$-	$7,546,618

See Notes to Financial Statements

SAVSU TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2018 and 2017

	2018	2017
Cash Flows From Operating Activities
Net loss	$(2,020,031)	$(2,489,685)
Adjustments to reconcile net loss to net cash flows used in operating activities
Depreciation of property and equipment	24,360	16,692
Depreciation of assets held of lease	49,309
Amortization of intangible assets	370,644	8,887
Changes in operating assets and liabilities
Accounts receivable	(186,108)	(750)
Assets held for lease	(1,218,677)	198,317
Prepaid expenses and other current assets	(154,723)	(17,844)
Accounts payable	32,687	29,199

Net cash flows used in operating activities	(3,102,539)	(2,255,184)

Cash Flows From Investing Activities
Purchases of intangible assets	(38,468)	(28,406)
Purchases of property and equipment	(343,206)

Net cash flows used in investing activities	(381,674)	(28,406)

Cash Flows From Financing Activities
Proceeds from issuance of common stock	6,000,000
Advances from related parties, net of repayments	1,371,806	2,288,138

Net cash flows provided by financing activities	7,371,806	2,288,138

Net change in cash and cash equivalents	3,887,593	4,548

Cash and Cash Equivalents, beginning of year	8,409	3,861

Cash and Cash Equivalents, end of year	$3,896,002	$8,409

Noncash Investing and Financing Activities

Capital contribution by member - conversion of intercompany payable to member to equity	$150,103	$2,138,035

Common stock issued in exchange for reduction of intercompany payable to shareholder	$615,993	$-

Purchase of property and equipment not paid for during the year (included in liabilities at year-end)	$66,102	$-

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Significant Accounting Policies

Nature of Operations

SAVSU Technologies, Inc. (“the Company”) is a designer and manufacturer of innovative high-performance cloud-connected passive storage and transport containers and enabling cold chain cloud applications for temperature-sensitive biologics and pharmaceuticals. The Company’s mission is to improve global health by greatly reducing the waste and risks associated with the improper freezing and overheating of thermal-sensitive medicines and biologics. The Company has developed proprietary state-of-the-art technology to ultimately lower costs and improve delivery of these most essential materials.

Through December 31, 2018, the Company was owned by SAVSU Origin LLC and BioLife Solutions, Inc. (“BioLife”). In August 2019, BioLife acquired all of SAVSU Origin LLC’s ownership interest in the Company and took control of the Company. The Company is now a wholly owned subsidiary of BioLife.

The Company was originally organized as a limited liability company (“LLC”). On May 15, 2018, the Company converted from an LLC to a corporation.

Basis of Presentation

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid short-term investments with original maturities from the date of purchase of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2018 or 2017. From time to time, the Company has cash balances in excess of federally insured limits.

Accounts Receivable

Accounts receivable are stated at their net realizable amount and consist of amounts due from customers.
The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not charge interest or require collateral for its receivables.

At December 31, 2018, amounts due from four customers comprised 98% of net accounts receivable.

Assets Held for Lease

Assets held for lease consist primarily of storage and transport containers (shippers) and their related components and other tangible goods included in the cold chain system leased to customers. The Company purchases the various components and builds the shippers for use in the cold chain system. Similar to inventory, assets held for lease are initially stated at the lower of cost or net realizable value until placed in service. Once a shipper has been placed in service, which is typically when it is leased to a customer, it is depreciated using the straight-line method over its estimated useful life of three years and assessed for impairment.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the useful life of the asset or the expected term of the lease, whichever is shorter. Maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets consist of costs incurred in developing patents and costs incurred in developing software used for internal purposes. The Company initially records intangible assets at their fair value on the date of acquisition for acquired intangibles or cost if related to patent or software development and, once placed in service, amortizes them using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 15 years.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to the future net cash flows that the assets are expected to generate. If said assets are considered to be impaired, the impairment that would be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future net cash flows arising from the asset. There have been no such impairments of long-lived assets to date.

Revenue Recognition

The Company generates revenue primarily from the leasing of cold chain systems, which are typically cloud-connected shippers with enabling cold chain cloud applications, to customers pursuant to lease arrangements entered into with the customer, and sales of components and consumables. Revenue from the leasing of cold chain systems is recognized ratably over the lease term. Revenue from the sales of components and consumables is recognized when title and risk of loss pass to customers which is generally upon either shipment of product or receipt by the customer, depending on the specific shipment terms. The majority of revenue recognized during the years ended December 31, 2018 and 2017 was from leases of cold chain systems. Shipping and handling costs are classified as part of cost of goods sold in the statements of operations.

Revenue from two customers accounted for 72% of total revenue during the year ended December 31, 2018.

Cost of Revenue

Cost of revenue consists primarily of depreciation and amortization of assets held for lease and internal use software, fabrication and machine support services, and other costs related to maintaining assets held for lease.

Research and Development and Software Development Costs

Costs incurred in research and development activities are generally expensed as incurred.

The Company capitalizes certain development costs incurred in connection with the development of various software applications that are not planned to be sold, leased, or otherwise marketed to customers, but are planned to provide services to customers and, thus, the software is considered developed for internal use. Costs incurred in the preliminary stages of development are expensed as incurred. Once a software application has reached the application development stage, internal and external costs, if direct and incremental, are capitalized until the software application is substantially complete and ready for its intended use. Capitalization ceases upon completion of substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality; that is, modifications that enable the software to perform tasks that it previously was incapable of performing. The capitalization and ongoing assessment of recoverability of development costs requires considerable judgments and estimates by management with respect to certain external factors including, but not limited to, technological and economic feasibility and estimated economic life. It is at least reasonably possible that these estimates could change in the near term, and the effect of any change could be material.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2018 and 2017, was $13,822 and $37,421, respectively, which is included in sales and marketing expenses in the statements of operations.

Income Taxes

Prior to May 15, 2018, the Company was organized as an LLC and thus was treated as a partnership for income tax purposes. Earnings or losses of the Company while an LLC were included in the income tax returns of the members; accordingly, while an LLC, no income taxes were incurred by the Company.

After May 15, 2018, the Company is organized as a C corporation and thus subject to income taxes. For financial statement purposes, as a C corporation, the Company accounts for income taxes under an asset and liability approach that requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be utilized against future taxable income.

The Company evaluates its uncertain income tax positions and may record a liability for any unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in an income tax return. No liability has been recorded for uncertain tax positions or related interest or penalties at December 31, 2018 or 2017.

Note 2. Assets Held for Lease

Assets held for lease consist of the following at December 31:

	2018	2017
Shippers placed in service	$178,440	$-
Accumulated depreciation	(34,696)
	143,744	-
Shippers and related components in production	1,326,692	301,068
	$1,470,436	$301,068

Shippers and related components in production include shippers complete and ready to be deployed and placed in service upon a customer order, shippers in the process of being assembled, and components available to build shippers.

Note 3. Property and Equipment

Property and equipment consist of the following at December 31:

	2018	2017
Leasehold improvements	$294,122	$-
Office furniture	62,390	44,227
Machinery and equipment	232,144	135,121
Vehicles	17,465	17,465
	606,121	196,813
Accumulated depreciation	(85,569)	(61,209)
	$520,552	$135,604

Note 4. Intangible Assets

Intangible assets consist of the following at December 31:

	Weighted-Average
	Remaining
	Useful Life	2018	2017
Internal use software	4.3 years	$2,397,360	$2,397,360
Patents	11.9 years	191,066	152,598
		2,588,426	2,549,958
Accumulated amortization		(398,757)	(28,113)
		$2,189,669	$2,521,845

Estimated future amortization expense for intangible assets is as follows for years ending December 31:

2019	$492,210
2020	492,210
2021	492,210
2022	492,210
2023	132,606
Thereafter	88,223
$2,189,669

Note 5. Income Taxes

For the year ended December 31, 2017, as the Company was an LLC and thus earnings or losses of the Company were included in the income tax returns of the members; accordingly, no provision for income taxes is included in the financial statements for the year ended December 31, 2017. For the year ended December 31, 2018, the Company did not have any taxable income; therefore, no income tax liability or expense has been recorded in these financial statements. The difference between the taxes at the statutory federal tax rate and no tax provision recorded is primarily due to the full valuation allowance against the Company's net deferred tax asset. The net deferred tax asset at December 31, 2018, amounts to approximately $425,000 and is primarily composed of a tax net operating loss carryforward. The Company has provided a full valuation allowance against the net deferred tax asset, which increased by approximately $425,000 during the year ended December 31, 2018.

At December 31, 2018, the Company has a net operating loss carryforward of approximately $2.0 million which can be carried forward indefinitely. If not used, the net operating losses may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations.

Note 6. Operating Leases

During the years ended December 31, 2018 and 2017, the Company leased its office and production facility in Albuquerque, New Mexico under a lease agreement that expired February 28, 2018. The Company continued to lease the facility on a month-to-month basis through the end of 2018.

In December 2018, the Company entered into a lease with a related party (an entity affiliated with an owner of the Company) for new office and production facility space in Albuquerque, New Mexico. The lease requires monthly payments of $8,690 and the term of the lease continues until December 31, 2021, with two options to extend the term of the lease, each of which is for an additional period of three years. Future minimum rental payments for this lease is as follows for years ending December 31:

2019	$104,280
2020	104,280
2021	104,280
$312,840

Rent expense for the years ended December 31, 2018 and 2017, was $33,289 and $13,057, respectively.

Note 7. Related Party Transactions

In addition to the lease discussed in Note 6, related party transactions for the years ended December 31, 2018 and 2017, consisted of the following:

●

Companies related to SAVSU Origin LLC by ownership paid certain expenses on behalf of the Company and provided cash advances during the years ended December 31, 2018 and 2017. Amounts owed to these companies at December 31, 2018, are $755,813, which is included in due to related parties in the balance sheet. There was no amount owed to these companies at December 31, 2017, as the companies decided to consider the balance owed to them a capital contribution to the Company. The capital contribution during the year ended December 31, 2017, amounted to $2,138,035.

●

A company related to SAVSU Origin LLC provided accounting services to the Company during the years ended December 31, 2018 and 2017. The Company incurred expense of $36,000 related to these services in each of the years ended December 31, 2018 and 2017.

●

During the year ended December 31, 2017, BioLife provided certain sales and marketing services to the Company on a monthly basis. The Company incurred expense of $120,000 related to these services during the year ended December 31, 2017. The Company owed BioLife $150,103 at December 31, 2017, which is included in due to related parties in the balance sheet. During the year ended December 31, 2018, BioLife decided to consider the balance owed to them of $150,103 a capital contribution to the Company.

●

The Company sold additional shares of common stock to the existing owners, BioLife and SAVSU Origin LLC, during the year ended December 31, 2018. BioLife received 4,105 shares of common stock for cash proceeds of $6 million and SAVSU Origin LLC received 616 shares of common stock in exchange for the reduction of amounts owed to them amounting to $615,993.

Note 8. Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be issued, which was October 23, 2019. Subsequent to year-end, amounts due to related parties in the amount of $391,580 were considered a capital contribution and the Company no longer has an obligation to pay that amount.